EXHIBIT 5
LEGAL OPINION OF BLACKWELL SANDERS PEPER MARTIN LLP
[Blackwell Sanders Peper Martin LLP Letterhead]
February 6, 2007
Commerce Bancshares, Inc.
1000 Walnut
Kansas City, Missouri 64106

Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel to Commerce Bancshares, Inc., a Missouri corporation (the “Company”), in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of December 4, 2006, by and between CBI-Kansas, Inc, a Kansas corporation and a wholly owned subsidiary of the Company, the Company and South Tulsa Financial Corporation, an Oklahoma corporation (the “Merger”). This opinion is furnished in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of shares of the Company’s common stock, par value $5.00 per share (the “Common Stock”), that may be issued in connection with the Merger.
     In rendering this opinion, we have examined such corporate records and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate.
     Based upon the foregoing, we are of the opinion that the shares of Common Stock of the Company, when issued in connection with the Merger, will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Blackwell Sanders Peper Martin LLP and this opinion under the heading “Legal Opinion” in the Registration Statement and the related Proxy Statement/Prospectus included in the Registration Statement.
     Our consent to such reference does not constitute a consent under Section 7 of the Act. In consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories or persons whose consent is required under said Section 7 or under the rules and regulations of the Commission thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal development or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.
Very truly yours,
/s/ Blackwell Sanders Peper Martin LLP